Exhibit 3.2

Delaware The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “DELCATH SYSTEMS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2019, AT 3:21 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2168713 8100	Authentication: 203847069
SR# 20197671399	Date: 10-23-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CORRECTION

TO

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

OF

DELCATH SYSTEMS, INC.

(Under Section 103 of the General Corporation Law of Delaware)

DELCATH SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Delcath Systems, Inc.

SECOND: An Amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”) of the Corporation was filed with the Secretary of the State of Delaware on October 17, 2019 and said Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

THIRD: The inaccuracy in said Amendment is set forth in Article Third, which states an effective time of 8:30 a.m. New York City time on October 22, 2019. Such effective time was based upon the Corporation’s prior receipt of confirmation by the Financial Industry Regulatory Authority, Inc. (“FINRA”) that it had completed its review of the reverse stock split set forth in the Amendment, including the effective time. On the evening of October 21, 2019, FINRA rescinded its prior confirmation. The Amendment is hereby rescinded. The Corporation is currently waiting for FINRA to issue another confirmation. When such confirmation is obtained, the Corporation intends to file a revised amendment.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Correction as of October 22, 2019.

DELCATH SYSTEMS, INC.

By:	/s/ Barbra Keck
Barbra Keck, Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 03:21 PM 10/22/2019 FILED 03:21 PM 10/22/2019 SR 20197671399 - File Number 2168713